Exhibit 99

SILICON LABS ANNOUNCES FIRST QUARTER 2016 RESULTS

— Record Revenue in IoT and Infrastructure Drives Solid Beat —

AUSTIN, Texas — Apr. 27, 2016 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its first quarter ended April 2, 2016. Revenue in the first quarter slightly exceeded the high end of guidance at $162.0 million, up from $160.1 million in the fourth quarter. First quarter non-GAAP earnings per share (EPS) exceeded the high end of guidance at $0.51.

First Quarter Financial Highlights

•                  IoT revenue exceeded expectations and established a new record, increasing to $70.9 million, or 5.5% sequentially

•                  Infrastructure revenue established a new record, increasing to $31.6 million, or 3.3% sequentially

•                  Broadcast revenue declined to $38.4 million, or 3.1% sequentially

•                  Access revenue declined to $21.1 million, or 6.7% sequentially

On a GAAP basis:

•                  Gross margin was 59.0%

•                  R&D expenses were $49.0 million

•                  SG&A expenses were $39.6 million

•                  Operating income as a percentage of revenue was 4.2%

•                  Diluted earnings per share were $0.14

On a non-GAAP basis (results exclude the impact of stock compensation, amortization of acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 59.6%

•                  R&D expenses were $38.5 million

•                  SG&A expenses were $33.0 million

•                  Operating income as a percentage of revenue was 15.5%

•                  Diluted earnings per share were $0.51

Product Highlights

•                  Introduced the pre-certified BGM113 Blue Gecko Bluetooth® module offering an optimal combination of small footprint, ease of use and low-energy wireless technology.

•                  Launched the Wizard Gecko WGM110 Wi-Fi® module for applications where strong RF performance, low power consumption and fast time to market are key requirements.

•                  Introduced the multiprotocol Wireless Gecko SoC portfolio supporting ZigBee®, Thread, Bluetooth low energy and proprietary protocols for IoT applications.

•                  Launched the Si827x isolated gate driver family providing the industry’s highest noise immunity for power supplies, solar inverters, and electric and hybrid electric vehicles.

•                  Announced the high-performance jitter-attenuating Si534xH clock family that reduces the cost and complexity of high-speed 100G/400G coherent optical networking applications.

Business Outlook

Including $5 million in patent sale revenue, the company expects revenue in the second quarter to be in the range of $168 million to $173 million. Second quarter diluted earnings per share are expected to be between $0.23 and $0.29 on a GAAP basis, and between $0.61 and $0.67 on a non-GAAP basis, which reflects an expected $0.09 after-tax benefit from the patent sale transaction.

“Strong top line performance, fueled by record revenue in IoT and Infrastructure, combined with good gross margin results and favorable opex, drove a solid beat in first quarter non-GAAP EPS,” said Tyson Tuttle, CEO of Silicon Labs. “Over the past 20 years, we’ve established ourselves as a leading innovator of silicon, software and solutions for a more connected world. The launch of our multiprotocol Wireless Gecko portfolio enables game-changing functionality for our customers and will drive our growth and success in the broad IoT market.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 83470730. The replay will be available through May 27, 2016.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Revenues	$162,025	$163,705
Cost of revenues	66,494	67,336
Gross margin	95,531	96,369
Operating expenses:
Research and development	49,046	46,857
Selling, general and administrative	39,637	42,300
Operating expenses	88,683	89,157
Operating income	6,848	7,212
Other income (expense):
Interest income	271	192
Interest expense	(655)	(745)
Other income (expense), net	(391)	408
Income before income taxes	6,073	7,067
Provision for income taxes	265	689
Net income	$5,808	$6,378

Earnings per share:
Basic	$0.14	$0.15
Diluted	$0.14	$0.15

Weighted-average common shares outstanding:
Basic	41,629	42,412
Diluted	42,199	43,149

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended April 2, 2016
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$162,025

Gross margin	95,531	59.0%	$266	$390	$426	$—	$96,613	59.6%

Research and development	49,046	30.3%	4,910	5,616	—	—	38,520	23.8%

Selling, general and administrative	39,637	24.5%	5,168	1,419	(24)	104	32,970	20.3%

Operating income	6,848	4.2%	10,344	7,425	402	104	25,123	15.5%

	Three Months Ended April 2, 2016
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income	$5,808	$10,344	$7,425	$402	$104	$(2,618)	$21,465

Diluted shares outstanding	42,199						42,199

Diluted earnings per share	$0.14						$0.51

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending July 2, 2016
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.29	$0.23

Estimated non-GAAP charges	0.38	0.38

Estimated non-GAAP diluted earnings per share	$0.67	$0.61

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 2, 2016	January 2, 2016
Assets
Current assets:
Cash and cash equivalents	$126,690	$114,085
Short-term investments	126,824	128,901
Accounts receivable, net of allowances for doubtful accounts of $657 at April 2, 2016 and $671 at January 2, 2016	74,591	73,601
Inventories	48,923	53,895
Prepaid expenses and other current assets	44,222	52,658
Total current assets	421,250	423,140
Long-term investments	6,845	7,126
Property and equipment, net	130,099	131,132
Goodwill	272,722	272,722
Other intangible assets, net	113,800	121,354
Other assets, net	53,566	55,989
Total assets	$998,282	$1,011,463

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,579	$42,127
Current portion of long-term debt	10,000	10,000
Accrued expenses	58,391	52,131
Deferred income on shipments to distributors	41,042	35,448
Income taxes	3,084	2,615
Total current liabilities	155,096	142,321
Long-term debt	65,000	67,500
Other non-current liabilities	28,739	40,528
Total liabilities	248,835	250,349
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 41,743 and 41,727 shares issued and outstanding at April 2, 2016 and January 2, 2016, respectively	4	4
Additional paid-in capital	—	13,868
Retained earnings	750,256	747,749
Accumulated other comprehensive loss	(813)	(507)
Total stockholders’ equity	749,447	761,114
Total liabilities and stockholders’ equity	$998,282	$1,011,463

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Operating Activities
Net income	$5,808	$6,378
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	3,310	2,987
Amortization of other intangible assets and other assets	7,980	6,521
Stock-based compensation expense	10,344	10,519
Income tax benefit (shortfall) from stock-based awards	(1,025)	1,773
Excess income tax benefit from stock-based awards	(6)	(1,785)
Deferred income taxes	(38)	6,844
Changes in operating assets and liabilities:
Accounts receivable	(990)	6,564
Inventories	4,580	(6,424)
Prepaid expenses and other assets	9,159	8,584
Accounts payable	1,559	447
Accrued expenses	6,260	(5,046)
Deferred income on shipments to distributors	5,558	(1,049)
Income taxes	494	(8,409)
Other non-current liabilities	(10,584)	(3,816)
Net cash provided by operating activities	42,409	24,088

Investing Activities
Purchases of available-for-sale investments	(44,547)	(13,037)
Proceeds from sales and maturities of available-for-sale investments	46,654	57,739
Purchases of property and equipment	(2,303)	(1,991)
Purchases of other assets	(1,107)	(935)
Acquisition of business, net of cash acquired	—	(76,899)
Net cash used in investing activities	(1,303)	(35,123)

Financing Activities
Payment of taxes withheld for vested stock awards, net of proceeds from the issuance of common stock	(7,523)	(2,561)
Excess income tax benefit from stock-based awards	6	1,785
Repurchases of common stock	(18,484)	(10,138)
Payment of acquisition-related contingent consideration	—	(4,464)
Payments on debt	(2,500)	(2,583)
Net cash used in financing activities	(28,501)	(17,961)

Increase (decrease) in cash and cash equivalents	12,605	(28,996)
Cash and cash equivalents at beginning of period	114,085	141,706
Cash and cash equivalents at end of period	$126,690	$112,710